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                                                                     EXHIBIT 2.2

                              SAC Acquisition Corp.
                                 as Acquiror of
                                  SIMCALA, Inc.

                                   $75,000,000
                            9 5/8% SENIOR NOTES DUE 2006
                               PURCHASE AGREEMENT

                                                                  March 24, 1998

NationsBanc Montgomery Securities LLC
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

                  SAC Acquisition Corp., a Georgia corporation ("SAC"), proposes to issue and sell to you (the "Initial Purchaser") $75,000,000 aggregate principal amount of its 9 5/8% Senior Notes due 2006 (the "Securities") in connection with SAC's acquisition (the "Acquisition") of SIMCALA, Inc., a Delaware corporation (the "Company"). Upon consummation of the Acquisition, SAC will be merged with and into the Company, with the Company being the surviving corporation (the "Merger"). The Securities are to be issued pursuant to an indenture, dated as of March 31, 1998 (the "Indenture"), between SAC and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Immediately after consummation of the Acquisition, the Company and the Initial Purchaser will enter into the Purchase Agreement Supplement (the "Purchase Agreement Supplement"), in substantially the form attached as Exhibit A hereto, pursuant to which the Company will assume all the rights and obligations of SAC under this Agreement.

                  The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised SAC that you will offer and sell the Securities purchased by you hereunder in accordance with
Section 3 hereof as soon as you deem advisable.

                  In connection with the sale of the Securities, SAC has prepared a preliminary offering memorandum, dated March 6, 1998 (the "Preliminary Memorandum") and a final offering memorandum, dated March 24, 1998 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. SAC hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchaser. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the time of execution and delivery of this




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Agreement (the "Execution Time") and are not meant to include any amendment or supplement thereof, subsequent to the Execution Time.

                  The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which SAC will agree to use commercially reasonable efforts to commence an offer to exchange the Securities for the Series B Notes (as defined in the Registration Rights Agreement) that have been registered under the Securities Act, and that otherwise are identical in all respects to the Securities (except that holders of the Series B Notes shall not generally have the registration rights provided by the Registration Rights Agreement), or to cause a shelf registration statement to become effective under the Securities Act and to remain effective for the period designated in such Registration Rights Agreement. Immediately after consummation of the Acquisition, the Company and the Initial Purchaser will enter into the Registration Rights Agreement Supplement (the "Registration Rights Agreement Supplement"), in substantially the form attached as Exhibit A thereto, pursuant to which the Company will assume all the rights and obligations of SAC under the Registration Rights Agreement.

         1. REPRESENTATIONS AND WARRANTIES. SAC represents and warrants to the Initial Purchaser as follows:

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that SAC makes no representation or warranty as to the information relating to the Initial Purchaser contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to SAC by or on behalf of the Initial Purchaser specifically for inclusion therein.

                  (b) Neither SAC nor the Company, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act. Neither SAC nor the Company, nor any of their Affiliates, nor any person acting on their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities, provided, that SAC makes no representation in this sentence regarding the Initial Purchaser. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Final Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Act.


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                  (c) Neither SAC nor the Company nor any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom SAC makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities. The Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions. The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act. No registration under the Securities Act of the Securities is required for the sale of the Securities to the Initial Purchaser as contemplated hereby or for the Exempt Resales (as defined below) assuming the accuracy of, and compliance with, the Initial Purchaser's representations, warranties and agreements set forth in this Agreement. The Securities sold pursuant to Regulation S will initially be represented by a temporary global security as required by Rule 903(c)(3)(ii) of Regulation S.

                  (d) Neither SAC nor the Company is, or will be after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the Final Memorandum, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (e) Assuming (i) that the representations and warranties and covenants of the Initial Purchaser contained in Section 3 hereof are true and correct; (ii) that the Initial Purchaser complies with its agreements contained in Section 3 hereof and (iii) that the representations and warranties by each Accredited Investor (as defined herein) in the letter to be delivered by Accredited Investors, substantially in the form of Annex A to the Final Memorandum (each, an "AI Letter"), of such Accredited Investor are true and correct, and compliance by such Accredited Investor therewith, registration under the Securities Act of the Securities or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with (A) the offer and sale of the Securities to the Initial Purchaser in the manner contemplated by the Final Memorandum or this Agreement and (B) initial resales of the Securities by the Initial Purchaser on the terms and in the manner set forth in the Final Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

                  (f) Since the respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), results of operations or affairs of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Change") and (ii) there have been no material transactions entered into by the Company.

                  (g) Each of the Company and SAC has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and each of the Company and SAC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such


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         qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or affairs of the Company (a "Material Adverse Effect").

                  (h) All of the issued and outstanding capital stock of the Company at December 31, 1997 was, in all material respects, as set forth in the "Historical" column under the caption "Capitalization" in the Preliminary Memorandum and the Final Memorandum. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no subsidiaries of the Company.

                  (i) This Agreement has been duly authorized, executed and delivered by SAC. Immediately after the Acquisition is consummated on the Closing Date, the Purchase Agreement Supplement will have been duly authorized, executed and delivered by the Company.

                  (j) The Securities have been duly authorized by SAC, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, will constitute the valid and binding obligations of SAC enforceable against SAC in accordance with their terms, and will be entitled to the benefits of the Indenture, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (k) The Indenture has been duly authorized by SAC and, when duly executed and delivered by SAC (assuming the due execution and delivery by the Trustee), will constitute a valid and binding agreement of SAC, enforceable against SAC in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). When the Merger is consummated on the Closing Date, the Supplemental Indenture, dated as of March 31, 1998, by and between the Company and the Trustee (the "Supplemental Indenture") will have been duly authorized, executed and delivered by the Company.

                  (l) The Series B Notes have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Indenture, and issued and delivered, will be validly issued and outstanding, and will constitute the valid and binding obligations of SAC, entitled to the benefits of the Indenture and enforceable against SAC in accordance with their terms except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).


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

                  (m) The Registration Rights Agreement has been duly authorized by SAC and when duly executed and delivered by SAC (assuming the due execution and delivery by the Initial Purchaser), will constitute a valid and binding agreement of SAC, enforceable against SAC in accordance with its terms except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws. Immediately after the Acquisition is consummated on the Closing Date, the Registration Rights Agreement Supplement will have been duly authorized, executed and delivered by the Company.

                  (n) On the Closing Date, when duly authorized, executed and delivered by the Company (assuming the due execution and delivery by the other parties thereto) the credit agreement (the "New Credit Agreement") governing the New Credit Facility (as defined in the Final Memorandum) will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policies.

                  (o) The stock purchase agreement, dated February 10, 1998, among SAC, the Company and the Selling Stockholders (as defined in the Final Memorandum) (the "Stock Purchase Agreement"), pursuant to which SAC will purchase all of the outstanding capital stock of the Company, has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the parties thereto, enforceable against them in accordance with its terms except as enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Stock Purchase Agreement is in full force and effect and, to the knowledge of SAC, there exists no breach by any of the parties thereto of any representation or covenant thereunder and no facts have come to the attention of SAC that have led SAC to believe that the conditions to the consummation of the transactions contemplated thereby will not be satisfied or waived in accordance with the terms thereof.

                  (p) When duly authorized, executed and delivered by SAC and the Company, the merger agreement (the "Merger Agreement"), pursuant to which the Merger will be consummated, will be the valid and binding agreement of SAC and the Company, enforceable against SAC and the Company in accordance with its terms except as enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights


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         generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (q) The execution, delivery and performance of this Agreement, the Purchase Agreement Supplement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Registration Rights Agreement Supplement, the Merger Agreement, the Stock Purchase Agreement and the New Credit Agreement (collectively, the "Transaction Documents") by SAC or the Company, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company or is bound or to which any of the properties or assets of the Company are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute to which it is subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets (except to the extent any such conflict, breach, violation or default singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); and except
         (A) for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities and Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchaser or as set forth in the Registration Rights Agreement and (B) in connection with the registration under the Securities Act of the Series B Notes pursuant to the Registration Rights Agreement (including, without limitation, the qualification of the Indenture under the Trust Indenture Act and any filings with the
         NASD), no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by SAC or the Company (to the extent a party thereto), the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Notes and the Series B Notes by SAC.

                  (r) The Company is not in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company are subject, nor is the Company in violation of the provisions of its charter or by-laws or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

                  (s) As of the Closing Date, the Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Final Memorandum. As of the Closing Date, the provisions of the Registration Rights Agreement, the Merger Agreement the Stock Purchase Agreement and the New Credit Agreement (as defined in the Final Memorandum), to the extent that such provisions are summarized in the Final Memorandum, will conform in all material respects to the descriptions thereof contained in the Final Memorandum.


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                  (t) Except as set forth in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

                  (u) Except as set forth in the Preliminary Memorandum and the Final Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of SAC and the Company, threatened against or affecting the Company which would reasonably be expected to result in a Material Adverse Change or, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the initial resale of the Securities by the Initial Purchaser.

                  (v) The Company has good title to all personal property owned by it and necessary in the conduct of the business of the Company free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Final Memorandum or (ii) such as do not materially and adversely affect the value of such property to the Company and do not interfere with the use made and proposed to be made of such property by the Company to an extent that such interference would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases to which the Company is a party are valid and binding, and no default has occurred and is continuing thereunder which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee (with such exceptions as do not materially interfere with the use made by the Company). The Company possesses adequate certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and except as set forth in the Final Memorandum, the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (w) Each of Ernst & Young LLP, Crowe Chizek & Company LLP and Deloitte & Touche LLP, who have certified certain financial statements of the Company are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder. The financial statements included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial position of the Company as at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and comply as to form in all material respects with the requirements applicable to such financial statements included in registration statements under the Securities Act. The Company maintains a system of internal accounting controls


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         sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           The pro forma financial information included in the Preliminary Memorandum and the Final Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly, in all material respects, the historical and proposed transactions contemplated by the Preliminary Memorandum and the Final Memorandum; and such pro forma financial information comply as to form in all material respects with the requirements applicable to pro forma financial information included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Preliminary Memorandum and the Final Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                           The historical and pro forma financial information included in the Preliminary Memorandum and the Final Memorandum constitute all of the financial statements that would be required to be included in a registration statement on Form S-1 under the Securities Act.

                  (x) The Company is not now and, after giving effect to the issuance of the Securities, and the application of the net proceeds thereof, will not be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

                  (y) Except as would not reasonably be expected to have a Material Adverse Effect, the Company owns, or otherwise possesses the right to use, all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of its business as currently conducted; and the Company has not received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. The Company does not own or otherwise possess the right to use any patents, trademarks, service marks, trade names and copyrights, the loss of which would result in a Material Adverse Effect.

                  (z) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such


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         noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (aa) No labor dispute between the Company and its employees exists or, to the knowledge of SAC, is threatened which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (ab) Neither the Company nor, to SAC's knowledge, any director, officer, agent, employee, stockholder or other person, in any such case, acting on behalf of the Company has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback or other payment that is unlawful.

                  (ac) The Company has not taken and will not take, any action that would cause this Agreement or the issuance or sale of the Securities and the Series B Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (ad) Other than as set forth on Schedule I hereto, the Company is not a party to any contract or agreement that would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 pursuant to entries (2), (4) and (10) of the Exhibit Table of Item 601 of Regulation S-K under the Securities Act.

                  (ae) Neither SAC nor any Affiliate of SAC has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) in a transaction that would require the registration under the Securities Act of the Securities.

                  (af) Neither the issuance or sale of the Securities nor the application by SAC or the Company of the net proceeds therefrom as set forth in the Final Memorandum will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  2. PURCHASE AND SALE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, SAC agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from SAC the aggregate principal amount of Securities set forth opposite its name as shown in Schedule II hereto, at a purchase price equal to 97.0% of the principal amount thereof.

                  SAC shall not be obligated to deliver any of the Securities to be delivered except upon payment for all the Securities to be purchased as provided herein.

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                  3. SALE AND RESALE OF THE SECURITIES BY THE INITIAL PURCHASER.
The Initial Purchaser represents and warrants to SAC that:

                  (a) It will offer the Securities to be purchased hereunder for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

                  (b) It (i) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (ii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to the following persons (each an "Eligible Purchaser"): (A) persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, (B) to a limited number of institutional accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) under Regulation D ("Accredited Investors") that, prior to their purchase of the Securities, execute and deliver an AI Letter and (C) outside the United States in offshore transactions in reliance on Regulation S ((A), (B) and (C) are, collectively, "Exempt Resales").

                  (c) With respect to Securities sold in reliance on Regulation S, (i) neither the Initial Purchaser nor any of its affiliates nor anyone acting on its behalf has offered or sold, or will offer or sell, any Securities by means of any directed selling efforts (as defined in Rule 902 of Regulation S) in the United States, (ii) at or prior to confirmation of all sales of Securities made in reliance on Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of a distribution thereof at any time or (ii) until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with an exemption from or in a transaction not subject to the Securities Act. Terms used above have the meanings given them by Regulation S under the Securities Act."

         The sale of the Securities to non-U.S. persons in offshore transactions is not part of a plan or scheme to avoid the registration requirements of the Securities Act.

                  (d) (i) It has not solicited, and will not solicit, offers to purchase any of the Securities from, (ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Preliminary Memorandum or the Final Memorandum to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws of such jurisdiction. For purposes of this Agreement, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

                  (e) Unless prohibited by applicable law, (i) it will furnish to each person to whom it offers any Securities, a copy of the Preliminary Memorandum (as amended or supplemented) or Final Memorandum or (unless delivery of such Preliminary Memorandum is required by applicable law) shall inform each such person that a copy of such Preliminary Memorandum or the Final Memorandum will be available upon request and (ii) it will furnish to each person to whom it sells Securities a copy of the Final Memorandum (as then amended or supplemented by applicable law) and shall inform each such person that a copy of such Final Memorandum will be available upon request.

                  4. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the office of Alston & Bird LLP, 1201 W. Peachtree Street, Atlanta, Georgia at 9:00 A.M., on March 31, 1998, or at such other date or place as shall be determined by agreement between the Initial Purchaser and SAC. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, SAC shall deliver or cause to be delivered the Securities to the Initial Purchaser for the account of the Initial Purchaser against payment to or upon the order of SAC of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder. Upon delivery, the Securities shall be in definitive fully registered form and registered in the name of Cede & Co., as nominee of the Depositary Trust Company ("DTC"), or such other name or names and in such denominations as the Initial Purchaser shall request in writing not less than one business day prior to the Closing Date. For the purpose of expediting the checking and packaging of the Securities, SAC shall make the Securities available for inspection by the Initial Purchaser in Atlanta, Georgia, not later than 2:00 P.M., on the business day prior to the Closing Date.

                  5. FURTHER AGREEMENTS OF SAC. SAC agrees with the Initial Purchaser as set forth below in this Section 5:

                           (a) SAC will furnish to the Initial Purchaser, without charge, as many copies of the Final Memorandum and any supplements and amendments thereto as the Initial Purchaser may reasonably request.

                           (b) Prior to making any amendment or supplement to the Preliminary Memorandum or the Final Memorandum, SAC shall furnish a copy thereof to the Initial Purchaser and counsel to the Initial Purchaser and will not effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to SAC after a reasonable period to review.

                           (c) If, at any time prior to completion of the distribution of the Securities by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for SAC, to amend or supplement the Final Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Final Memorandum to comply with applicable law, SAC will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Final Memorandum, as so amended or supplemented, will comply in all material respects with applicable law and furnish to the Initial Purchaser such number of copies of such amendment or supplement as they may reasonably request.

                           (d) So long as any Securities are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which SAC is not subject to
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), SAC will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                           (e) So long as the Securities and the Series B Notes are outstanding, SAC will furnish to the Initial Purchaser copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission as the successor or successors to such forms, and such other documents, reports and information as shall be furnished by SAC to the Trustee or to the holders of the Securities and the Series B Notes pursuant to the Indenture.

                           (f) SAC will use commercially reasonable efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser reasonably designates and to continue such qualifications in effect so long as reasonably required for the distribution of the Securities. SAC will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser reasonably requests. Notwithstanding the foregoing, SAC shall not be obligated to (i) qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

                           (g) SAC will use commercially reasonable efforts to permit the Securities to be designated National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Securities to be eligible for clearance and settlement through DTC.

                           (h) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto in accordance with the Registration Rights Agreement prior to the effectiveness of such filings, SAC will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                           (i) SAC will consummate the transactions contemplated by the Stock Purchase Agreement in accordance with the terms thereof, and apply the net proceeds from the sale of the Securities, in each case, as set forth in the Final Memorandum.

                           (j) The Company will not take any action that would require the registration under the Securities Act of the Securities (other than pursuant to the Registration Rights Agreement) including, without limitation, (i) engaging in any directed selling efforts (within the meaning of Regulation S) during any applicable restricted period or (ii) offering any other securities in a manner that would be integrated with the transactions contemplated hereby.

                           (k) Prior to the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement pursuant to the Registration Rights Agreement, if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities, (A) SAC will periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) SAC will amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and
         (C) SAC will provide the Initial Purchaser with copies of each such amended or supplemented Final Memorandum, as the Initial Purchaser may reasonably request.

                  SAC hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(m).

                           (l) On the Closing Date, immediately after consummation of the Acquisition, the Company shall authorize, execute and deliver the New Credit Agreement, and satisfy the conditions precedent to the initial extension of credit thereunder (unless such conditions shall have been waived).

                           (m) On the Closing Date, immediately after consummation of the Acquisition, SAC shall cause the Company to, and the Company shall, authorize, execute and deliver the Purchase Agreement Supplement, the Registration Rights Agreement Supplement and the Supplemental Indenture.

                           (n) On the Closing Date, no event of default or event which, with the giving of notice or passage of time or both, would constitute an event of default, shall have occurred and be continuing under the New Credit Agreement and all conditions to the extension of credit thereunder shall have been satisfied or waived.

                           (o) On the Closing Date and immediately after consummation of the Acquisition and the Merger, Alston & Bird LLP, counsel for the Company, shall have furnished to the Initial Purchaser its written opinion (containing customary limitations that shall be reasonably satisfactory to the Initial Purchaser's counsel), addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                           (i) The Company has the corporate power and authority
                  to execute and deliver the Purchase Agreement Supplement, the Supplemental Indenture, the Series B Notes and the Registration Rights Agreement Supplement and to consummate the transactions contemplated thereby.

                           (ii) The execution and delivery of the Purchase
                  Agreement Supplement and the Registration Rights Agreement Supplement have been duly authorized by all requisite corporate action of the Company. The Purchase Agreement Supplement and the Registration Rights Agreement Supplement have been duly executed and delivered by the Company.

                           (iii) The execution and delivery of the Supplemental
                  Indenture have been duly authorized by all requisite corporate action of the Company. The Supplemental Indenture has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to
                  (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in proceeding n equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

                           (iv) Assuming due authorization thereof by the
                  Trustee in accordance with the Indenture and payment therefor by the Initial Purchaser in accordance with the Agreement, the Securities are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

                           (v) The execution and delivery of the Series B Notes
                  have been duly authorized by all requisite corporate action of the Company and, when duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

                           (vi) Upon the filing of the Certificate of Merger
                  with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Georgia, each relating to the Merger, the Merger will be effective.

                           (p) On the Closing Date and immediately after consummation of the Acquisition and the Merger, Wolf, Block, Schorr & Solis-Cohen LLP, special New York counsel to the Company, shall have furnished to the Initial Purchaser its written opinion (containing customary limitations that shall be reasonably satisfactory to the Initial Purchaser's counsel), addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                           (i) Assuming the due authorization, execution and
                  delivery thereof by the Company and Initial Purchaser, the Registration Rights Agreement Supplement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) enforceability of the Registration Rights Agreement Supplement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by public policy considerations.

                           (q) SAC will take all commercially reasonable measures necessary to satisfy the closing conditions set forth in
         Section 7 on its part to be fulfilled.

                           (r) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of the Company by
         (i) C. Edward Boardwine, President and Chief Executive Officer and (ii)
         R. Myles Cowan, II, Vice President of Finance, confirming that (A) such officers have participated in conferences with other officers and representatives of the Company, representatives of the independent public accountants of the Company and representatives of counsel to the Company at which the contents of the Final Memorandum and related matters were discussed and (B) the matters set forth in paragraphs (c) and (d) of Section

         7 of this Agreement are true and correct in material respects as of the Closing Date, except as such matters relate to SAC.

                  6. EXPENSES. SAC agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and the Series B Notes and any issue or stamp taxes payable in that connection; (b) the printer costs incident to the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments, supplements and exhibits thereto; (c) the costs of distributing the Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto; (d) the fees and expenses of qualifying the Securities and the Series B Notes under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchaser); (e) the cost of printing the Securities and the Series B Notes; (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Securities and the Series B Notes; (g) any fees paid to rating agencies in connection with the rating of the Securities and the Series B Notes; (h) the costs and expenses of DTC and its nominee, including its book-entry system; (i) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL market; and (j) all other costs and expenses incident to the performance of the obligations of SAC under this Agreement.

                  7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of SAC contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of SAC made in any certificates pursuant to the provisions hereof, to the performance by SAC of its obligations hereunder in all material respects and to the following additional conditions:

                           (a) The Initial Purchaser shall not have discovered and disclosed to SAC on or prior to the Closing Date that the Final Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b) The Final Memorandum shall have been printed and copies distributed to the Initial Purchaser as soon as practicable but in no event later than the Business Day following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree.

                           (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of SAC or the Company, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that, singly or in the aggregate, if adversely determined, would reasonably be expected to result in a

         Material Adverse Effect; and no stop order shall have been issued by the Commission or any governmental agency of any jurisdiction referred to in Section 5(f) preventing the use of the Final Memorandum, or any amendment or supplement thereto, or which would reasonably be expected to have a Material Adverse Effect.

                           (d) Since the dates as of which information is given in the Final Memorandum and other than as set forth in the Final Memorandum, (i) there shall not have been any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change, or any material increase in the long-term debt, or material increase in the short-term debt, from that set forth in the Final Memorandum; (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock; (iii) the Company shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Final Memorandum.

                           (e) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of SAC by (i) William A. Davies, Chairman of the Board and (ii) James A. O'Donnell, President, confirming that (A) such officers have participated in conferences with other officers and representatives of SAC and the Company, representatives of the independent public accountants of SAC and the Company and representatives of counsel to SAC and the Company at which the contents of the Final Memorandum and related matters were discussed and (B) the matters set forth in paragraphs (c) and (d) of this Section 7 are true and correct in material respects as of the Closing Date.

                           (f) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Securities, the Series B Notes, the Final Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and SAC and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (g) Alston & Bird LLP, counsel for SAC, shall have furnished to the Initial Purchaser its written opinion (containing customary limitations that shall be reasonably satisfactory to the Initial Purchaser's counsel), addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                                    (i) SAC is validly existing as a corporation
                  and is in good standing under the laws of the jurisdiction of its incorporation. SAC is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on an exhibit to such opinion.

                                    (ii) The Company is validly existing as a
                  corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on an exhibit to such opinion.

                                    (iii) Assuming, (a) the accuracy of and
                  compliance with the representations, warranties and covenants of SAC set forth in Section 1 of this Agreement, and (b) the accuracy of and compliance with the representations, warranties and covenants of the Initial Purchaser set forth in this Agreement, the offer, sale and delivery of the Securities to the Initial Purchaser, and the initial reoffer, resale and delivery of the Securities by the Initial Purchaser, as contemplated by this Agreement and the Final Memorandum, do not require registration under the Securities Act, or qualification of the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of Securities or any resale of Securities by any person other than the Initial Purchaser.

                                    (iv) SAC has the corporate power and
                  authority to execute and deliver and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement have been duly authorized by all requisite corporate action of SAC. This Agreement has been duly executed and delivered by SAC.

                                    (v) SAC has the corporate power and
                  authority to execute and deliver and to consummate the transactions contemplated by the Indenture. The execution and delivery of the Indenture have been duly authorized by all requisite corporate action of SAC. The Indenture has been duly executed and delivered by SAC and assuming due authorization, execution and delivery by the Trustee is a valid and binding agreement of SAC, enforceable against SAC in accordance with its terms, except that enforcement thereof may be subject to
                  (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

                                    (vi) SAC has the corporate power and
                  authority to issue and deliver the Securities as contemplated by the Purchase Agreement. The execution and delivery of the Securities have been duly authorized by all requisite corporate action of SAC. The Securities have been duly executed and delivered by SAC and, when authenticated by the Trustee in accordance with the Indenture and paid for by the Initial Purchaser in accordance with this Agreement, the Securities will be valid and binding obligations of SAC entitled to the benefits of the Indenture, and be enforceable against SAC in accordance with their terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

                                    (vii) SAC has the corporate power and
                  authority to execute and deliver and to consummate the transactions contemplated by the Registration Rights Agreement. The execution and delivery of the Registration Rights Agreement have been duly authorized by all requisite corporate action of SAC. The Registration Rights Agreement has been duly executed and delivered by SAC.

                                    (viii) SAC and the Company have the
                  corporate power and authority to execute and deliver and to consummate the transactions contemplated by the Stock Purchase Agreement. The execution and delivery of the Stock Purchase Agreement have been duly authorized by all requisite corporate action of SAC and the Company. The Stock Purchase Agreement has been duly executed and delivered by SAC and the Company and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Company and SAC, enforceable against the Company and SAC in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or thereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought. The foregoing opinion shall be based on the assumption that the relevant provisions of Georgia and Delaware law are the same.

                                    (ix) The execution and delivery by SAC and
                  the Company of the Transaction Documents to which they are or will be parties, respectively, and the consummation by SAC and the Company of the transactions contemplated hereby and thereby and by the Final Memorandum will not (A) to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement listed on an exhibit to such opinion or
                  (B) result in any violation of the provisions of the charter or by-laws of SAC or the Company or, to the knowledge of such counsel, any material statute, rule or regulation (other than Securities Laws (as defined below) as to which an opinion is given in paragraph (iii) above) with respect to SAC or the Company or, to the knowledge of such counsel, any order of any court or governmental agency having jurisdiction over SAC or the Company, except in each of the foregoing cases, for such breaches and violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                    (x) To the knowledge of such counsel, except
                  for such consents, approvals or authorizations of, or filings, registrations or qualifications with, governmental authorities as may be required under the Securities Act and the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder, pursuant to the rules and regulations of the NASD or applicable states securities or Blue Sky laws, rules or regulations (all of such laws, rules and regulations are collectively referred to herein as "Securities Laws") in connection with the purchase and distribution of the Securities by the Initial Purchaser and as set forth in and in order to consummate the transactions contemplated by, the Registration Rights Agreement and the Registration Rights Agreement Supplement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required in connection with the execution and delivery by SAC and the Company of the Transaction Documents to which they are or will be party, and the consummation by SAC and the Company of the transactions contemplated hereby and thereby.

                                    (xi) The descriptions in the Final
                  Memorandum of the Indenture, the Securities, the Registration Rights Agreement, the Merger Agreement, the Stock Purchase Agreement and the New Credit Agreement are accurate summaries of such documents in all material respects.

                                    (xii) The Company is not an "investment
                  company" within the meaning of the Investment Company Act.

                                    (xiii) When the Securities are issued and
                  delivered pursuant to this Agreement and the Purchase Agreement Supplement such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

                                    (xiv) Neither the issuance or sale of the
                  Securities nor the application by the Company of the net proceeds therefrom as set forth in the Final Memorandum will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of SAC and the Company, representatives of the independent public accountants for SAC and the Company and the Initial Purchaser and its counsel at which the contents of the Final Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Final Memorandum, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent they deemed appropriate upon facts provided by officers and other representatives of SAC and the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Final Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which there were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to (i) the financial statements and notes and schedules thereto and other financial and statistical data included or referred to therein and (ii) the matters disclosed in the Final Memorandum under "Risk Factors--Anti-Dumping Duties on Foreign Competitors' Products" and "Business--Environmental and Regulatory Matters--Anti-Dumping Duties on Foreign Competitors' Products").

                           (h) On the Closing Date, Wolf, Block, Schorr & Solis-Cohen LLP, special New York counsel to the Company, shall have furnished to the Initial Purchaser its written opinion (containing customary limitations that shall be reasonably satisfactory in all material respects to the Initial Purchaser's counsel), addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                           (i) Assuming the due authorization, execution and
                  delivery thereof by SAC and Initial Purchaser, the Registration Rights Agreement is a legal, valid and binding obligation of SAC, enforceable against SAC in accordance with its terms, except that (A) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by public policy considerations.

                           (i) On the Closing Date, Baker & Botts LLP, special regulatory counsel to the Company, shall have furnished to the Initial Purchaser its written opinion (containing customary limitations that shall be reasonably satisfactory in all material respects to the Initial Purchaser's counsel), addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that such counsel has reviewed the portions of the Preliminary Memorandum and the Final Memorandum set forth under the captions "Risk Factors--Anti-Dumping Duties on Foreign Competitors' Products" and "Business--Environmental and Regulatory Matters--Anti-Dumping Duties on Foreign Competitors' Products" (collectively, the "Antidumping Provisions") and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum and the Final Memorandum, no facts have come to such counsel's attention which lead such counsel to believe that the Antidumping Provisions of the Preliminary Memorandum and the Final Memorandum contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (j) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchaser, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to you.

                           (k) SAC and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received executed counterparts thereof.

                           (l) SAC and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received executed counterparts, thereof.

                           (m) At the Execution Time and at the Closing Date, Ernst & Young LLP, Crowe, Chizek and Company LLP and Deloitte & Touche LLP shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and otherwise reasonably satisfactory in form and substance to the Initial Purchaser and their counsel.

                           (n) (i) The Company shall not have sustained since the date of the latest financial statements included in the Final Memorandum losses or interferences with its businesses, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Final Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

                           (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

                           (p) As of the Closing Date, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) will have imposed (or will have informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company any securities of the Company or (ii) will have indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, or any securities of the Company.

                           (q) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                           (r) On the Closing Date, the Acquisition shall have been consummated.

                           (s) Prior to the Closing Date, SAC and the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) SAC agrees to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents (including, without limitation, attorneys) of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the SAC to any holder or prospective purchaser of Securities pursuant to Section 5(e), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that SAC will not be liable in any such case to the Initial Purchaser to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to SAC by or on behalf of the Initial Purchaser specifically for inclusion therein; and, provided, further, that neither SAC nor the Company will be liable in any such case if a copy of the Preliminary Memorandum or the Final Memorandum (including any amendment or supplement thereto delivered to the Initial Purchaser prior to the date such Preliminary Memorandum or Final Memorandum was sent or given to such purchaser) was not sent or given by or on behalf of the Initial Purchaser to such person at or prior to the written confirmation of the sale of Notes to such person, and the Preliminary Memorandum or Final Memorandum (including any amendment or supplement thereto delivered to the Initial Purchaser prior to the date such Preliminary Memorandum or Final Memorandum was sent or given to such purchaser) cured the defect giving rise to such losses, claims, damages, liabilities or expenses.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless SAC, its directors, officers, employees and agents (including, without limitation, attorneys), and each person who controls SAC within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from SAC to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to SAC by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. SAC and the Initial Purchaser acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of legal counsel to the indemnified party, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been informed in writing by legal counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party or an indemnified party will not, without the prior written consent of the indemnified parties or the indemnifying parties, as the case may be, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party or indemnifying party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, SAC and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which SAC and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by SAC and by the Initial Purchaser from the offering of the Securities; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, SAC and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and of the Initial Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by SAC shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Issuer in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by SAC or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. SAC and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls SAC within the meaning of either the Securities Act or the Exchange Act and each partner, officer, director, employee and agent of SAC shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. TERMINATION. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 7(n) shall have occurred or if the Initial Purchaser shall decline to purchase the Securities for any reason permitted under this Agreement.

                  10. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to NationsBanc Montgomery Securities, LLC., 100 North Tryon Street, 20th Floor, Charlotte, North Carolina 28255, Attention: Mark Wilson, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022,
         Attention: Kirk A. Davenport;

                           (b) if to SAC, shall be delivered or sent by mail, telex or facsimile transmission to SAC Acquisition Corp., c/o CGW Southeast Partners III, L.P., Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305, Attention: William A. Davies, with a copy to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: Teri McMahon.

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. SAC shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchaser.

                  11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, SAC and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of SAC contained in this Agreement shall also be deemed to be for the benefit of directors, officers, employees and agents (including, without limitation, attorneys) of the Initial Purchaser and the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchaser contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Issuer, officers, employees and agents (including, without limitation, attorneys) of SAC and any person controlling any of SAC within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. SURVIVAL. The respective indemnities, representations, warranties and agreements of SAC and the Initial Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  13. DEFINITION OF "BUSINESS DAY." For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between SAC and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.


                                       Very truly yours,


                                       SAC ACQUISITION CORP.



                                       By: /s/ William A. Davies
                                           ------------------------------------
                                           Name:    William A. Davis
                                           Title:   Chairman of the Board

The foregoing Agreement is hereby
confirmed, accepted and agreed as
of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/ Mark Wilson
   ---------------------------------------
   Name:    Mark Wilson
   Title:   Managing Director